Exhibit 5.1

*	Member of the N.Y. Bar Association

Teva Pharmaceutical Industries Limited 5 Basel Street P.O. Box 3190 Petach Tikva 4951033 Israel	November 30, 2015

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel for Teva Pharmaceutical Industries Limited, an Israeli corporation (“Teva” or the “Company”), in connection with the preparation and filing by Teva with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), of the Registration Statement on Form F-3 (the “Registration Statement”) relating to the registration of the sale from time to time of:

1.	Ordinary shares, nominal (par) value NIS 0.10 per share, of Teva (the “Ordinary Shares”), which may be represented by American Depository Shares (“ADSs’); and

2.	Mandatory Convertible Preferred Shares, nominal (par) value NIS 0.10 per share, of Teva, which are convertible into ADSs, each such ADS representing one Ordinary Share (the “Preferred Shares” and, together with the Ordinary Shares, including the Ordinary Shares underlying the ADSs issuable upon conversion of the Preferred Shares, the “Shares”).

TULCHINSKY STERN MARCIANO COHEN LEVITSKI & CO.

For purposes of the opinions hereinafter expressed, we have examined originals or copies, certified and otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary as a basis for the opinions expressed herein. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of Teva and upon certificates of public officials. We have also considered such questions of Israeli law, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

In making our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies and the legal capacity and due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, and we have assumed the truth of all facts communicated to us by the Company, and have assumed that all consents, minutes and protocols of meetings of the Company’s board of directors and shareholders which have been provided to us are true, accurate and have been properly prepared in accordance with the Company’s incorporation documents and all applicable laws.

In connection with our opinions expressed below, we have assumed that, at the time of delivery of any such Shares, (i) such Shares have been specifically authorized and approved for issuance and sale by the Company by all necessary corporate action (the “Authorizing Resolutions”), (ii) the terms of the Preferred Shares and the terms of sale of the Shares have been duly established by all necessary corporate action and in conformity with the Company’s then operative Memorandum of Association and Articles of Association, (iii) the Registration Statement (including any post-effective amendments) is effective under the Act, and such effectiveness shall not have been terminated or rescinded, (iv) appropriate prospectus supplements with respect to the applicable Shares have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (v) if the applicable Shares are to be sold pursuant to one or more purchase, underwriting or similar agreements (“Underwriting Agreements”), such Underwriting Agreements have been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the Shares will be issued, sold and delivered as contemplated by the relevant Underwriting Agreement, if applicable, and the Registration Statement and the prospectuses included therein, (vii) the issuance and sale of the Shares will not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreements.

Based upon the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.	When the Ordinary Shares, including the Ordinary Shares underlying the ADSs (including the ADSs issuable upon conversion of the Preferred Shares), are issued in accordance with the assumptions herein, such Ordinary Shares will be validly issued, fully paid and nonassessable.

2.	When the Preferred Shares are issued in accordance with the assumptions herein, such Preferred Shares will be validly issued, fully paid and nonassessable.

3.	The Deposit Agreement, dated as of November 5, 2012, among Teva, JPMorgan Chase Bank N.A., as depositary, and the Owners and Holders (each as defined therein) from time to time of ADSs issued thereunder (the “Deposit Agreement”) has been duly authorized, executed and delivered by Teva.

4.	Under the choice of law or conflicts of law doctrines of Israel, a court, tribunal or other competent authority sitting in Israel has discretion, but should apply to any claim or controversy

TULCHINSKY STERN MARCIANO COHEN LEVITSKI & CO.

arising under the Deposit Agreement the law of the State of New York, which is the local law governing the Deposit Agreement, designated therein by the parties thereto, if properly brought to the attention of the court, tribunal or other competent authority in accordance with the laws of the State of Israel, provided there are no reasons for declaring such designation void on the grounds of public policy or as being contrary to Israeli law and provided further that the choice of law is bona fide and is not made for the purpose of evading the laws of another jurisdiction.

The opinions set forth herein are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and secured parties; (ii) the effect of general principles of equity, whether applied in a proceeding in equity or at law, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies; (iii) the exercise of judicial or administrative discretion; (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (v) the effect of statute of limitations; and (vi) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

With respect to our opinions as to the Shares, we have assumed that, at the time of issuance and sale, a sufficient number of Ordinary Shares and of Preferred Shares, as applicable, and at the time of conversion of the Preferred Shares, a sufficient number of Ordinary Shares, are registered (authorized) and available for issuance under the Company’s Memorandum of Association and Articles of Association as then in effect and that the consideration for the issuance and sale of any such Shares is in an amount that is not less than the nominal (par) value thereof.

The opinions expressed herein are limited to matters governed by the laws of the State of Israel, and we express no opinion with respect to the laws of any other country, state or jurisdiction or with respect to any matter governed by such laws.

The opinions set forth herein are being delivered to you for your information in connection with the above matter and are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of any such changes. The opinions expressed herein are based upon those statutes, rules and regulations of the State of Israel in effect (and published or otherwise generally available) on the date hereof which, in our experience, are normally applicable to issuers of securities of the nature of the Shares, and we assume no obligation to revise or supplement these opinions should such laws be changed by legislative action, judicial decision or otherwise.

The opinions expressed herein represent the judgment of this law firm as to the legal matters addressed herein but they are not guarantees or warranties as to how a court might rule on such matters and should not be construed as such.

This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, to any other matters.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations issued or promulgated thereunder.

Very truly yours,

/s/ Tulchinsky Stern Marciano Cohen Levitski & Co. Law Offices